We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2006 included in the Registration Statement on Form SB-2 Amendment No. 4 and related Prospectus of CTT International Distributors Inc. for the registration of shares of its common stock.

/s/MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada
June 13, 2006